Exhibit 32.2

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Lynn Dumais, certify that (i) Brighthouse Life Insurance Company of NY’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Brighthouse Life Insurance Company of NY.

Date:    August 10, 2017

/s/ Lynn Dumais
Lynn Dumais Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Brighthouse Life Insurance Company of NY and will be retained by Brighthouse Life Insurance Company of NY and furnished to the Securities and Exchange Commission or its staff upon request.